CSFB 05-4

Group 11

Pay rules

1.

Pay the NAS Priority Amount to the 11N1.

2.

Pay pro-rata to 11S1-11S9, 11T1-11T4 until retired

3.

Pay the 11T5 until retired

4.

Pay the 11N1 until retired

Notes

Pxing Speed = 300PSA

NAS bonds = 11N1 standard 60 mo lockout. (apply shift to both sched and prepays)

NAS Priority = Total 11N1 Balance/Total Non-PO Balance

Settlement = 4/29/05